As filed with the Securities and Exchange Commission on March 11, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1590775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TPI Composites, Inc.

8501 N. Scottsdale Rd.

Gainey Center II, Suite 100

Scottsdale, AZ 85253

(480) 305-8910

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

TPI Composites, Inc. Amended and Restated 2015 Stock Option and Incentive Plan

(Full title of the plans)

Steven C. Lockard

Chief Executive Officer

TPI Composites, Inc.

8501 N. Scottsdale Rd.

Gainey Center II, Suite 100

Scottsdale, AZ 85253

(480) 305-8910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bradley C. Weber, Esq.

Goodwin Procter LLP

135 Commonwealth Avenue

Menlo Park, California 94025

(650) 752-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,387,123 shares(3)	$27.71	$38,437,178	$4,658.59
Total	1,387,123 shares			$4,658.59

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s Amended and Restated 2015 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s common stock, as quoted on the NASDAQ Global Market on March 4, 2019.

(3)

Represents an automatic increase to the number of shares available for issuance under the Plan, effective January 1, 2019. Shares available for issuance under the Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 22, 2016 (Registration No. 333-212648), a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 24, 2017 (Registration No. 333-216936), and a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 12, 2018 (Registration No. 333-223587).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s Amended and Restated 2015 Stock Option and Incentive Plan (the “Plan”) and is submitted in accordance with General Instruction E of Form S-8. The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1 by an amount equal to four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2019, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 1,387,123. This Registration Statement registers these additional 1,387,123 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s Registration Statement filed on Form S-8 (Registration No. 333-212648) on July 22, 2016, is effective.

The information contained in the Registrant’s Registration Statement on Form S-8 (Registration No. 333-212648) is hereby incorporated by reference pursuant to General Instruction E to Form S-8 regarding Registration of Additional Securities.

Part I

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits.

See the Exhibit Index on the next page for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate of the Registrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-212093), filed on July 11, 2016)

4.2	Amended and Restated Certificate of Incorporation, as currently in effect (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-212093), filed on July 11, 2016)

4.3	Second Amended and Restated By-laws, as currently in effect (Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-212093), filed on July 11, 2016)

4.4	Third Amended and Restated Investor Rights Agreement by and among the Registrant and the investors named therein, dated June 17, 2010, as amended (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-212093), filed on June 17, 2016)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of attorney (included on signature page)

99.1	Amended and Restated TPI Composites, Inc. 2015 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-212093, filed on June 17, 2016)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Scottsdale, Arizona, on the 11th day of March, 2019.

TPI COMPOSITES, INC.

By:	/s/ Steven C. Lockard
Steven C. Lockard
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Steven C. Lockard and William E. Siwek as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Steven C. Lockard Steven C. Lockard	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2019

/s/ William E. Siwek William E. Siwek	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2019

/s/ Stephen B. Bransfield Stephen B. Bransfield	Director	March 11, 2019

/s/ Michael L. DeRosa Michael L. DeRosa	Director	March 11, 2019

/s/ Jayshree S. Desai Jayshree S. Desai	Director	March 11, 2019

/s/ Philip J. Deutch Philip J. Deutch	Director	March 11, 2019

/s/ Paul G. Giovacchini Paul G. Giovacchini	Director and Chairman of the Board	March 11, 2019

/s/ Jack A. Henry Jack A. Henry	Director	March 11, 2019

/s/ James A. Hughes James A. Hughes	Director	March 11, 2019

/s/ Tyrone M. Jordan Tyrone M. Jordan	Director	March 11, 2019

/s/ Daniel G. Weiss Daniel G. Weiss	Director	March 11, 2019